Exhibit 99.1

Tallgrass Energy Partners Acquires Redtail Water Business from Whiting and Announces Intent to Increase its Distribution for the Fourth Quarter of 2015

LEAWOOD, Kan., December 16, 2015 – Tallgrass Energy Partners, LP (NYSE:TEP) today announced that through its subsidiary BNN Water Solutions it has closed on the $75 million acquisition of Whiting Oil & Gas Corporation’s Redtail Saltwater Disposal and Fresh Water Transportation and Storage System in Weld County, Colo. The acquisition includes a fresh water delivery and storage system and a produced water gathering and disposal system that together comprise 62 miles of pipeline along with associated fresh water ponds and disposal wells. The purchase agreement with Whiting includes a five-year fresh water service contract and a nine-year gathering and disposal contract, each of which includes annual minimum volume commitments in line with Whiting’s currently expected volumes. Whiting also dedicated approximately 148,000 acres to the Redtail Water System. Tallgrass expects the acquisition to be immediately accretive to unitholders.

“As a natural expansion of our water services business, this acquisition highlights our ability to help producers reduce their water costs and maximize returns in a challenged commodity environment,” said Tallgrass Chief Operating Officer Bill Moler. Moler added, “Tallgrass intends to continue growing its water services business in the Rockies, Permian, Eagle Ford and other production areas to help companies that are seeking cost reductions in fresh water, disposal, recycling and general water management.”

Intention to Increase Fourth Quarter 2015 Distribution

TEP also announced that it intends to recommend to the Board of Directors of its general partner an increase in the distribution for the fourth quarter of 2015 to $0.64 per unit, or $2.56 per unit annualized. The increase would represent a 6.7 percent increase over the distribution for the third quarter of 2015, and a 32 percent increase over the distribution for the fourth quarter of 2014.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. TEP currently provides natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through its Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems. It provides crude oil transportation to customers in Wyoming, Colorado and the surrounding regions through its membership interest in Tallgrass Pony Express Pipeline. TEP also provides services for customers in Wyoming through Tallgrass Midstream at its Casper and Douglas natural gas processing and its West Frenchie Draw natural gas treating facilities and provides water business services to customers in Colorado and Texas through BNN Water Solutions. TEP’s operations are strategically located in, and provide services to, certain key United States hydrocarbon basins, including the Denver-Julesburg, Powder River, Wind River, Permian and Hugoton-Anadarko Basins and the Niobrara, Mississippi Lime, Eagle Ford and Bakken shale formations.

To learn more, please visit our website at www.tallgrassenergy.com.

About BNN Water Solutions

BNN provides permanent water infrastructure and innovative solutions to clients across multiple industries. Our operations, construction and engineering experience supports our strategic partnerships and patented technologies to create value for our clients. BNN’s core business is executing reliable, efficient and cost-effective water management programs. Our proven approach to water management consistently drives efficiency into our clients’ operations, leading to cost savings and environmental benefits. BNN has the ability to fund, design, build and operate water assets and infrastructure throughout the entire lifecycle of a project.

To learn more, please visit our website at www.bnn-energy.com.

Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the accretive nature of the acquisition of Whiting Oil & Gas Corporation’s Redtail Saltwater Disposal and Fresh Water Transportation and Storage System, TEP’s ability to help producers reduce their water expense and maximize return, and the intent to recommend a distribution increase to the Board of Directors of the general partner of TEP. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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